UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2025

Dogecoin Cash, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53571	20-1898270
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

355 West Mesquite Blvd C70

Mesquite, Nevada 89027

Phone: (702) 762-3123

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CBDS	OTCQB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Chairperson

On January 19, 2025, the Board of Directors of the registrant confirmed David Tobias as Chairperson of the Board. Mr. Tobias continues to serve as the registrant’s Director, President, Chief Executive Officer, and Secretary.

No new compensatory arrangements were entered into in connection with Mr. Tobias’s confirmation as Chairperson, and there are no family relationships between Mr. Tobias and any director or executive officer of the registrant. Additionally, there are no transactions in which Mr. Tobias has a material interest requiring additional disclosure under Item 404(a) of Regulation S-K.

This change is effective immediately.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 13, 2025, the Board of Directors of Dogecoin Cash, Inc. (the “Company”) approved and adopted amendments to the Company’s bylaws. The amended bylaws expressly authorize the Chairperson of the Board to also serve as an officer of the Company. This amendment is intended to streamline governance and enhance operational efficiency.

A copy of the amended bylaws is attached to this Form 8-K as Exhibit 1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
1	Amended Bylaws dated January 19, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dogecoin Cash, Inc.

/s/ David Tobias
By: David Tobias
Its: Chief Executive Officer